Exhibit 107.1

Calculation of Filing Fee Tables

Form S-8

(Form Type)

TScan Therapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common Stock, $0.0001 par value per share	457(h)	2,000,000 shares(2)	$8.42(3)	$16,840,000	$0.0001476	$2,485.59

Total Offering Amounts					$16,840,000		$2,485.59

Total Fee Offsets							$0

Net Fee Due							$2,485.59
(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of common stock, $0.0001 par value per share (the “Common Stock”), which become issuable under the TScan Therapeutics, Inc. Amended and Restated 2021 Equity Incentive Plan (the “2021 Plan”) by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

(2)

Represents an increase of 2,000,000 shares of Common Stock to the number of shares available for issuance under the 2021 Plan, effective June 12, 2024. Shares available for issuance under the 2021 Plan were previously registered on registration statements on Form S-8 filed with the Securities and Exchange Commission on July 16, 2021 (Registration No. 333-257941), March 9, 2022 (Registration No. 333-263380), March 8, 2023 (Registration No. 333-270343), June 16, 2023 (Registration No. 333-272733) and March 6, 2024 (Registration No. 333-277695).

(3)

The price of $8.42 per share, which is the average of the high and low sale prices of the Registrant’s Common Stock on the Nasdaq Global Market on June 10, 2024, is set forth solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act.